CANADA
PROVINCE OF BRITISH COLUMBIA                                Exhibit 1.1

                                                            NUMBER

                                                            326273





Province of British Columbia
Ministry of Finance and Corporate Relations
REGISTRAR OF COMPANIES






COMPANY ACT


Certificate of Incorporation



I HEREBY CERTIFY THAT

RHINO RESOURCES INC.


HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT




GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH  COLUMBIA,

THIS

7TH DAY OF

MAY, 1987


/s/Roberta J. Lowdon
RUBERTA J. LOWDON
DEPUTY REGISTRAR OF COMPANIES